As filed with the Securities and Exchange Commission on August 1, 2012

Registration No. 333-180650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2179987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

(224) 383-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

On April 10, 2012, Horizon Pharma, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-180650), as amended (the “Registration Statement”). The Registration Statement was declared effective by the SEC on May 2, 2012 to register for resale by the selling stockholders identified in the prospectus an aggregate 20,819,468 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”). This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the Company to convert the Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Registration Statement.

All filing fees payable in connection with the registration of the shares of the Common Stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2012

PROSPECTUS

20,819,468 Shares of Common Stock

This prospectus covers the sale of an aggregate of 20,819,468 shares of our common stock, $0.0001 par value per share, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. The common stock covered by this prospectus consists of (i) 3,277,191 shares of our common stock issuable upon exercise of outstanding warrants that we issued in a debt financing transaction that closed on February 22, 2012 and (ii) 14,033,829 shares of our common stock and 3,508,448 shares of our common stock issuable upon exercise of outstanding warrants that we issued in a private placement transaction that closed on March 2, 2012.

The selling stockholders may sell their shares of our common stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of common stock by the selling stockholders, other than as a result of the exercise of warrants held by the selling stockholders for cash.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. We are paying the cost of registering the shares of our common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares of our common stock.

Our common stock is traded on The NASDAQ Global Market under the symbol “HZNP.” On July 30, 2012, the closing sale price of our common stock on The NASDAQ Global Market was $5.80 per share.

Investment in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Horizon,” “the Company,” “we,” “us” or “our” mean Horizon Pharma, Inc. and its subsidiaries taken as a whole, unless we state otherwise or the context otherwise requires. Also, unless the context indicates otherwise, for historical periods prior to April 1, 2010, the terms “Horizon,” “we,” “us” and “our” refer to Horizon Therapeutics, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus, together with any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY

Our Business

We are a biopharmaceutical company that is developing and commercializing innovative medicines to target unmet therapeutic needs in arthritis, pain and inflammatory diseases. On April 23, 2011, the U.S. Food and Drug Administration, or FDA, approved DUEXIS®, a proprietary tablet formulation containing a fixed-dose combination of ibuprofen and famotidine in a single pill. DUEXIS is indicated for the relief of signs and symptoms of rheumatoid arthritis, or RA, and osteoarthritis and to decrease the risk of developing upper gastrointestinal ulcers in patients who are taking ibuprofen for these indications. In the second half of 2011, we hired our initial commercial organization and completed sales force training, and we began detailing DUEXIS to physicians in December 2011 and held our launch meeting for DUEXIS in the U.S. in January 2012. In June 2012, we began expanding our commercial organization and expect to almost double its original size by the end of 2012 to approximately 150 field sales representatives. In June 2012, we also engaged Mallinckrodt LLC, the pharmaceutical business of Covidien plc, on a non-exclusive basis to co-promote DUEXIS in the U.S. and entered into an exclusive collaboration, license and supply agreement with Grünenthal S.A. for the potential commercialization of DUEXIS in Latin America. In October 2010, we submitted a Marketing Authorization Application, or MAA, for DUEXIS in the United Kingdom, or UK, the Reference Member State, through the Decentralized Procedure. In February 2012, we withdrew and updated the DUEXIS MAA submission to include the recently approved manufacturing site in Laval, Quebec through the National Procedure in the UK. We anticipate a decision on the MAA in the second half of 2012.

Our second product, RAYOS®, known as LODOTRA® outside the U.S., is a proprietary programmed release formulation of low-dose prednisone that is currently marketed in Europe by our distribution partner, Mundipharma International Corporation Limited, or Mundipharma, for the treatment of moderate to severe, active RA in adults when accompanied by morning stiffness. In addition, we have granted to Mundipharma commercialization rights to LODOTRA in Asia and Latin America. On July 26, 2012, the FDA approved RAYOS for the treatment of a broad range of diseases including RA, polymyalgia rheumatica, or PMR, psoriatic arthritis, ankylosing spondylitis, asthma and chronic obstructive pulmonary disease. We expect to commence commercial sales of RAYOS in the U.S. for rheumatologic diseases such as RA and PMR during the fourth quarter of 2012. Our strategy is to commercialize our products in the U.S. and to enter into licensing or additional distribution agreements for commercialization of our products outside the U.S.

We were incorporated in Delaware on March 23, 2010. On April 1, 2010, we became a holding company that operates primarily through our two wholly-owned subsidiaries, Horizon Pharma USA, Inc., a Delaware corporation, and Horizon Pharma AG, a company organized under the laws of Switzerland. Horizon Pharma AG owns all of the outstanding share capital of its wholly-owned subsidiary, Horizon Pharma GmbH, a company organized under the laws of Germany and formerly known as Nitec Pharma GmbH, through which Horizon Pharma AG conducts most of its European operations. Our headquarters are located at 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015. Our telephone number is (224) 383-3000. We maintain an Internet website at www.horizonpharma.com. The reference to our Internet address does not constitute incorporation by reference of the information contained on our website.

Any brand names or trademarks appearing in this prospectus, in any prospectus supplement or in documents incorporated by reference in this prospectus are the property of their respective owners.

The Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 20,819,468 shares of common stock, of which 14,033,829 shares are issued and outstanding as of the date of this prospectus, and 6,785,639 shares are issuable upon the exercise of certain warrants. Such shares and warrants were issued to the selling stockholders in various transactions as described under the section entitled “Selling Security Holders” beginning on page 3 of this prospectus. We have registered the offer and sale of the shares to satisfy registration rights we granted in connection with such transactions. All of the shares, when sold, will be sold by the selling stockholders. The selling stockholders may sell their shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the selling stockholders, other than as a result of the exercise of warrants held by the selling stockholders for cash.

SELECTED FINANCIAL DATA

The following table sets forth our historical selected financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board’s, or FASB, Accounting Standards Update, or ASU, No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

Statements of Comprehensive Income

(In thousands)

	Year Ended December 31,
	2009	2010	2011
Net loss	$(20,500)	$(27,065)	$(113,265)
Currency Translation Adjustment	—	(2,230)	(1,558)

Comprehensive loss	$(20,500)	$(29,295)	$(114,823)

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the Securities and Exchange Commission, or SEC, on May 10, 2012, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or in any applicable prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus or any applicable prospectus supplement, including the documents that we incorporate by reference herein or therein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	the rate and degree of market acceptance of, and our ability and our distribution and marketing partners’ ability to obtain reimbursement for, any approved products;

•

our ability to successfully execute our sales and marketing strategy, including continuing to successfully recruit and retain sales and marketing personnel in the U.S., and to successfully launch DUEXIS in the U.S.;

•	our ability to obtain additional financing;

•	our ability to maintain regulatory approvals for DUEXIS and LODOTRA/RAYOS;

•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

•	our ability to meet the operating covenants of the Senior Secured Loan we entered into in February 2012;

•	our ability to manage our anticipated future growth;

•

the ability of our products to compete with generic products, especially those representing the active pharmaceutical ingredients in DUEXIS and LODOTRA/RAYOS, as well as new products that may be developed by our competitors;

•	our ability and our distribution and marketing partners’ ability to comply with regulatory requirements regarding the sales, marketing and manufacturing of our products and product candidates;

•	the performance of our third-party distribution partners, co-promoters, licensees and manufacturers, over which we have limited control;

•	our ability to obtain and maintain intellectual property protection for our products and our product candidates;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	the success and timing of our preclinical and clinical development efforts;

•	the loss of key scientific or management personnel;

•	regulatory developments in the U.S. and foreign countries; and

•	our ability to either acquire or develop and commercialize other product candidates in addition to DUEXIS and LODOTRA/RAYOS.

In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document so incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

The proceeds from the resale of the shares of our common stock under this prospectus are solely for the account of the selling stockholders identified in this prospectus. We may indirectly receive proceeds of up to an aggregate of $15.1 million to the extent that any selling stockholders exercise warrants to purchase shares of our common stock for cash, which shares may then be resold under this prospectus; however, we will not directly receive any proceeds from the sale of shares under this prospectus. We intend to use the net proceeds generated by warrant exercises, if any, for general corporate purposes. We cannot estimate how many, if any, of the warrants will be exercised.

SELLING SECURITY HOLDERS

On February 22, 2012, we entered into a $60.0 million senior secured loan, or Senior Secured Loan, with a group of lenders. We used $22.4 million of the loan proceeds to repay the remaining obligations under our debt facilities with Kreos Capital III (UK) and Oxford Finance LLC and Silicon Valley Bank. In connection with the Senior Secured Loan, we issued warrants to purchase an aggregate of 3,277,191 shares of our common stock at an exercise price of $0.01 per share. The warrants will expire on January 22, 2017 and may be exercised for cash or, if the current market price of our common stock is greater than the per share exercise price, by surrender of a portion of the warrants in a cashless exercise.

On March 2, 2012, we sold 14,033,829 shares of our common stock and warrants to purchase an aggregate of 3,508,448 shares of our common stock at an exercise price of $4.308 per share to certain institutional and accredited investors in a private placement, or PIPE financing. For each share of common stock purchased, the investors received a warrant to purchase 0.25 of a share of common stock. The warrants will expire on March 2, 2017 and may be exercised for cash or, if the current market price of our common stock is greater than the per share exercise price, by surrender of a portion of the warrants in a cashless exercise.

In connection with the PIPE financing, we entered into a securities purchase agreement, pursuant to which we agreed to register the resale of the shares of our common stock and our common stock underlying the warrants issued in the PIPE financing, as well as our common stock underlying the warrants issued in connection with the Senior Secured Loan. This prospectus covers the resale of such shares.

The following table sets forth certain information available to us as of March 2, 2012 regarding the selling stockholders and the shares of our common stock beneficially owned by them and issuable to the selling stockholders upon a cash exercise of the warrants. The selling stockholders may offer the shares under this prospectus from time to time and may elect to sell some, all or none of the shares set forth next to their name. As a result, we cannot estimate the number of shares of our common stock that a selling stockholder will beneficially own after termination of sales under this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares of our common stock since the date on which the selling stockholder provided information for this table or prior to the date of this prospectus. We have not made independent inquiries about such transfers or dispositions. See the section entitled “Plan of Distribution” beginning on page 9.

Selling Stockholder	# of Shares Beneficially Owned Before Offering	# of Shares Offered**	# of Shares Underlying Warrants Offered	# of Shares Beneficially Owned After Offering	% of Shares Beneficially Owned After Offering
Essex Woodlands Health Ventures Fund VII, LP (1)	5,815,940	2,761,477	690,369	2,364,094	7.0%
Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund (2)	180,670	109,176	27,294	44,200	*
Fidelity Securities Fund: Fidelity Dividend Growth Fund (2)	1,681,215	1,015,612	253,903	411,700	1.2%
Variable Insurance Products Fund III: Balanced Portfolio (2)	266,986	160,549	40,137	66,300	*
Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund (2)	1,160	687	172	301	*
Fidelity Rutland Square Trust II: Strategic Advisers Core Fund (2)	156,469	94,695	23,674	38,100	*
Fidelity Select Portfolios: Biotechnology Portfolio (2)	2,117,996	1,278,157	319,539	520,300	1.5%

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (2)	123,386	74,949	18,737	29,700	*
Quaker BioVentures II, L.P. (3), (34)	3,451,846	2,761,477	1,236,567	—	*
Ayer Capital Partners Master Fund, L.P. (4)	1,593,933	1,275,147	318,786	—	*
Ayer Capital Partners Kestrel Fund, LP (5)	34,945	27,956	6,989	—	*
Epworth-Ayer Capital (6)	97,045	77,636	19,409	—	*
Sutter Hill Ventures, A California Limited Partnership (7)	1,798,143	645,820	161,455	990,868	2.9%
CD-Venture GmbH (8)	1,664,919	1,104,591	276,147	284,181	*
Atlas Venture Fund VI, L.P. (9)	3,713,833	789,828	197,456	2,726,549	8.1%
Atlas Venture Fund VI GmbH & Co. KG (9)	68,001	14,462	3,616	49,923	*
Atlas Venture Entrepreneurs’ Fund VI, L.P. (9)	113,570	24,153	6,038	83,379	*
NGN BioMed Opportunity I, L.P. (10)	1,126,198	160,276	40,069	925,853	2.8%
NGN BioMed Opportunity I GmbH & Co KG (10)	814,185	115,872	28,968	669,345	2.0%
Parallax Biomedical Fund, L.P. (11)	103,555	82,844	20,711	—	*
Iriquois Master Fund Ltd. (12)	86,296	69,037	17,259	—	*
Cowen Overseas Investment LP (13)	103,555	82,844	20,711	—	*
Capital Ventures International (14)	86,296	69,037	17,259	—	*
EkG Verwaltungs GmbH (15)	276,147	220,918	55,229	—	*
CBI GmbH (16)	304,580	193,303	48,325	62,952	*
ANMA Venture GmbH (17)	304,580	193,303	48,325	62,952	*
Arrivi Vermögensverwaltungs GmbH (18)	69,037	55,230	13,807	—	*
IB INVEST GmbH (19)	172,592	138,074	34,518	—	*
Robert F. Carey III Trust dtd 4/24/01 (20)	34,568	27,655	6,913	—	*
Carter & Margaret Mack Trustees or their Successor(s) in trust under Mack Trust, Established 2/12/02, as Community Property (21)	34,518	27,615	6,903	—	*
Daniel P. Stauder	17,258	13,807	3,451	—	*

Anvest, L.P. (22)	55,249	22,820	5,705	26,724	*
Starfish Holdings, LP (23)	17,500	14,000	3,500	—	*
Saunders Holdings, L.P. (24)	102,550	54,978	13,745	33,827	*
Yovest, L.P. (25)	104,333	68,056	17,013	19,264	*
Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust U/A/D 4/23/98 (26)	187,731	60,000	15,000	112,731	*
James C. Gaither, Trustee of The Gaither Revocable Trust U/A/D 9/28/2000 (27)	25,402	6,654	1,664	17,084	*
Tallack Partners, L.P. (28)	13,029	6,000	1,500	5,529	*
James N. White and Patricia A. O’Brien, Co-Trustees of The White Revocable Trust U/A/D 4/3/97 (29)	19,244	8,087	2,022	9,135	*
Jeffrey W. Bird and Christina R. Bird, Co-Trustees of Jeffrey W. and Christina R. Bird Trust U/A/D 10/31/00 (30)	81,428	22,473	5,618	53,337	*
NestEgg Holdings, LP (31)	8,750	7,000	1,750	—	*
Andrew T. Sheehan and Nicole J. Sheehan as Trustees of Sheehan 2003 Trust (32)	2,026	1,621	405	—	*
Patrick Andrew Chen and Yu-Ying Chiu Chen as Trustees of Patrick and Ying Chen 2001 Living Trust Dated 3/17/01 (33)	889	500	125	264	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin	747	253	63	431	*

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe	118,481	59,491	14,872	44,118	*
Wells Fargo Bank, N.A. FBO Gregory P. Sands Roth IRA	9,569	7,655	1,914	—	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO James N. White	11,250	9,000	2,250	—	*
Wells Fargo Bank, N.A. FBO Jeffrey W. Bird Roth IRA	6,250	5,000	1,250	—	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Michael L. Speiser	1,384	1,107	277	—	*
Wells Fargo Bank, N.A. FBO David E. Sweet Roth IRA	9,044	7,235	1,809	—	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	3,010	1,267	317	1,426	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw	3,038	1,520	380	1,138	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar	1,119	507	127	485	*
Wells Fargo Bank, N.A. FBO Yu-Ying Chen Roth IRA	641	513	128	—	*
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Pre)	3,651	1,905	476	1,270	*
BPC Opportunities Fund LP (34)	—	—	546,199	—	*
Beach Point Select Master Fund, L.P. (34)	—	—	109,240	—	*
Beach Point Total Return Master Fund, L.P. (34)	—	—	273,099	—	*
Royal Mail Pension Plan (34)	—	—	436,959	—	*
FHP Pharma, L.L.C. (34)	—	—	1,365,496	—	*

Total	27,199,737	14,033,829	6,785,639	9,657,460	31.7%

*	Less than 1%
**	Share amounts may include shares sold prior to the date of this prospectus.

(1)	Includes (a) 5,064,731 shares and (b) 751,209 shares issuable upon exercise of warrants. James L. Currie, Jeff Himawan, Martin Sutter, Immanuel Thangaraj and Petri Vainio share voting and investment power over the shares held by Essex Woodlands Health Ventures Fund VII, L.P. and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(2)	Includes (a) 153,376 shares held by Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund, or Advisor Series I, (b) 27,294 shares issuable upon exercise of warrants held by Advisor Series I, (c) 1,427,312 shares held by Fidelity Securities Fund: Fidelity Dividend Growth Fund, or Securities Fund, (d) 253,903 shares issuable upon exercise of warrants held by Securities Fund, (e) 226,849 shares held by Variable Insurance Products Fund III: Balanced Portfolio, or Variable Insurance, (f) 40,137 shares issuable upon exercise of warrants held by Variable Insurance, (g) 988 shares held by Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund, or Multi-Manager Fund, (h) 172 shares issuable upon exercise of warrants held by Multi-Manager Fund, (i) 132,795 shares held by Fidelity Rutland Square Trust II: Strategic Advisers Core Fund, or Advisers Core Fund, (j) 23,674 shares issuable upon exercise of warrants held by Advisers Core Fund, (k) 1,798,457 shares held by Fidelity Select Portfolios: Biotechnology Portfolio, or Biotechnology Portfolio, (l) 319,539 shares issuable upon exercise of warrants held by Biotechnology Portfolio, (m) 104,649 shares held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, or Biotechnology Fund, and (n) 18,737 shares issuable upon exercise of warrants held by Biotechnology Fund. Each of the above is referred to as a Fund. Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 5,077,822 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Funds, each has sole power to dispose of the 5,077,822 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds Boards of Trustees.

(3)	Includes (a) 2,761,477 shares and (b) 690,369 shares issuable upon exercise of warrants. Quaker BioVentures Capital II, L.P., the general partner of Quaker BioVentures II, L.P., and Quaker BioVentures Capital II, LLC, the general partner of Quaker BioVentures Capital II, L.P., may be deemed to share voting and investment power with respect to such shares with Quaker BioVentures II, L.P.

(4)	Includes (a) 1,275,147 shares and (b) 318,786 shares issuable upon exercise of warrants. Ayer Capital Management, LP, investment manager of Ayer Capital Partners Master Fund, L.P., may be deemed to have voting and investment power with respect to such shares. Jay Venkatesan, managing member of the general partner of Ayer Capital Management, LP, may also be deemed to have voting and investment power with respect to such shares.

(5)	Includes (a) 27,956 shares and (b) 6,989 shares issuable upon exercise of warrants. Ayer Capital Management, LP, investment manager of Ayer Capital Partners Kestrel Fund, LP, may be deemed to have voting and investment power with respect to such shares. Jay Venkatesan, managing member of the general partner of Ayer Capital Management, LP, may also be deemed to have voting and investment power with respect to such shares.

(6)	Includes (a) 77,636 shares and (b) 19,409 shares issuable upon exercise of warrants. Ayer Capital Management, LP, investment manager of Epworth-Ayer Capital, may be deemed to have voting and investment power with respect to such shares. Jay Venkatesan, managing member of the general partner of Ayer Capital Management, LP, may also be deemed to have voting and investment power with respect to such shares.

(7)	Includes (a) 1,609,980 shares and (b) 188,163 shares issuable upon exercise of warrants. David L. Anderson, G. Leonard Baker, Jr., Jeffrey W. Bird, Tench Coxe, James C. Gaither, Andrew T. Sheehan, Michael L. Speiser, David E. Sweet, James N. White and William H. Younger, Jr. share voting and investment authority over the shares held by Sutter Hill Ventures, a California Limited Partnership, and disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(8)	Includes (a) 1,388,772 shares and (b) 276,147 shares issuable upon exercise of warrants. Christoph Boehringer and Dirk Wilken, managing directors of CD-Venture, may be deemed to have voting and investment power with respect to such shares.

(9)	Includes (a) 3,516,377 shares held by Atlas Venture Fund VI, L.P., or Atlas VI, (b) 197,456 shares issuable upon exercise of warrants held by Atlas VI, (c) 64,385 shares held by Atlas Venture Fund VI GmbH & Co. KG, or Atlas GmbH, (d) 3,616 shares issuable upon exercise of warrants held by Atlas GmbH, (e) 107,532 shares held by Atlas Venture Entrepreneurs Fund VI, L.P., or Atlas EVC, and (f) 6,038 shares issuable upon exercise of warrants held by Atlas EVC. Atlas Venture Associates VI, L.P., or AVA VI L.P., is the sole general partner of the Atlas VI and Atlas EVC and the managing limited partner of Atlas GmbH. Atlas Venture Associates VI, Inc., or AVA VI Inc., is the sole general partner of AVA VI L.P. Jean-Francois Formela, M.D. is the sole director of AVA VI Inc. As a result, Dr. Formela may be deemed to have beneficial ownership with respect to all shares held by AVA VI Inc. Each of the foregoing disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(10)	Includes (a) 1,086,129 shares held by NGN BioMed Opportunity I, L.P., or NGN L.P., (b) 40,069 shares issuable upon exercise of warrants held by NGN L.P., (c) 785,217 shares held by NGN BioMed Opportunity I GmbH & Co KG, or NGN GmbH, and (d) 28,968 shares issuable upon exercise of warrants held by NGN GmbH. Peter Johann, Ph.D., Kenneth S. Abramowitz, John R. Costantino and Georg Nebgen, Ph.D., managing members of NGN Capital LLC, the general partner and investment manager of NGN L.P. and NGN GmbH, share voting and investment authority over the shares held by NGN L.P. and NGN GmbH and disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(11)	Includes (a) 82,844 shares and (b) 20,711 shares issuable upon exercise of warrants. Kellie Seringer, general partner of Parallax Biomedical Fund, L.P., may be deemed to have voting and investment power with respect to such shares.

(12)	Includes (a) 69,037 shares and (b) 17,259 shares issuable upon exercise of warrants. Iroquois Capital Management L.L.C., or Iroquois Capital, is the investment manager of Iroquois Master Fund, Ltd., or IMF. Consequently, Iroquois Capital has voting and investment power over the securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager of IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(13)	Includes (a) 82,844 shares and (b) 20,711 shares issuable upon exercise of warrants. Ramius Advisors, LLC, the general partner of Cowen Overseas Investment LP, may be deemed to have voting and investment power with respect to such shares.

(14)	Includes (a) 69,037 shares and (b) 17,259 shares issuable upon exercise of warrants. Heights Capital Management, Inc., the authorized agent of Capital Ventures International, may be deemed to have voting and investment power with respect to such shares. Martin Kobinger, in his capacity as investment manager of Heights Capital Management, Inc., may also be deemed to have voting and investment power with respect to such shares. Mr. Kobinger disclaims any beneficial ownership of such shares.

(15)	Includes (a) 220,918 shares and (b) 55,229 shares issuable upon exercise of warrants. Erich von Baumbach, managing director of EkG Verwaltungs GmbH, may be deemed to have voting and investment power with respect to such shares.

(16)	Includes (a) 256,255 shares and (b) 48,325 shares issuable upon exercise of warrants. Christian Boehringer, managing director of CBI GmbH, may be deemed to have voting and investment power with respect to such shares.

(17)	Includes (a) 256,255 shares and (b) 48,325 shares issuable upon exercise of warrants. Dr. Ramon Antonio Payano Baez and Dr. Mathias Boehringer, managing directors of ANMA Venture GmbH, may be deemed to have voting and investment power with respect to such shares.

(18)	Includes (a) 55,230 shares and (b) 13,807 shares issuable upon exercise of warrants. Martin Bergmann, managing director of Arrivi Vermögensverwaltungs GmbH, may be deemed to have voting and investment power with respect to such shares.

(19)	Includes (a) 138,074 shares and (b) 34,518 shares issuable upon exercise of warrants. Isabel Boehringer, managing director of IB INVEST GmbH, may be deemed to have voting and investment power with respect to such shares.

(20)	Includes (a) 27,655 shares and (b) 6,913 shares issuable upon exercise of warrants. Robert F. Carey, trustee of the Robert F. Carey III Trust dtd 4/24/01, may be deemed to have voting and investment power with respect to such shares.

(21)	Includes (a) 27,615 shares and (b) 6,903 shares issuable upon exercise of warrants. Carter Mack and Margaret Mack, trustees of the Mack Trust, Established 2/12/02, as Community Property, may be deemed to have voting and investment power with respect to such shares.

(22)	Includes (a) 48,672 shares and (b) 6,577 shares issuable upon exercise of warrants. The Anderson Living Trust U/A/D 1/22/98, or the Anderson Trust, is the general partner of Anvest, L.P. David L. Anderson is the trustee of the Anderson Trust and therefore may be deemed to have voting and investment power with respect to such shares. Mr. Anderson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(23)	Includes (a) 14,000 shares and (b) 3,500 shares issuable upon exercise of warrants. The Anderson Trust is the general partner of Starfish Holdings, LP. David L. Anderson is the trustee of the Anderson Trust and therefore may be deemed to have voting and investment power with respect to such shares. Mr. Anderson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(24)	Includes (a) 87,847 shares and (b) 14,703 shares issuable upon exercise of warrants. The Baker Revocable Trust U/A/D 2/3/03, or the Baker Trust, is the general partner of Saunders Holdings, L.P. G. Leonard Baker, Jr. and Mary Anne Baker are the trustees of the Baker Trust and therefore may be deemed to have voting and investment power with respect to such shares. Mr. and Mrs. Baker disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(25)	Includes (a) 87,320 shares and (b) 17,013 shares issuable upon exercise of warrants. The William H. Younger, Jr. Revocable Trust U/A/D 8/5/09, or the Younger Trust, is the general partner of Yovest, L.P. William H. Younger, Jr. is the trustee of the Younger Trust and therefore may be deemed to have voting and investment power with respect to such shares. Mr. Younger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(26)	Includes (a) 156,225 shares held by The Coxe Revocable Trust U/A/D 4/23/98, or the Coxe Trust, (b) 19,347 shares issuable upon exercise of warrants held by the Coxe Trust and (c) 12,159 shares held by Rooster Partners, LP, of which the Coxe Trust is the general partner. Tench Coxe and Simone Otus Coxe, trustees of the Coxe Trust, may be deemed to have voting and investment power with respect to such shares. Mr. and Mrs. Coxe disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(27)	Includes (a) the shares referred to in footnote (28) below, (b) 10,709 shares held by The Gaither Revocable Trust U/A/D 9/28/2000, or the Gaither Trust, and (c) 1,664 shares issuable upon exercise of warrants held by the Gaither Trust. James C. Gaither, trustee of the Gaither Trust, may be deemed to have voting and investment power with respect to such shares. Mr. Gaither disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(28)	Includes (a) 11,287 shares and (b) 1,742 shares issuable upon exercise of warrants. The Gaither Trust is the general partner of Tallack Partners, L.P. James C. Gaither is the trustee of the Gaither Trust and therefore may be deemed to have voting and investment power with respect to such shares. Mr. Gaither disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(29)	Includes (a) 17,198 shares and (b) 2,046 shares issuable upon exercise of warrants. James N. White and Patricia A. OBrien, trustees of The White Revocable Trust U/A/D 4/3/97, may be deemed to have voting and investment power with respect to such shares. Mr. White and Mrs. OBrien disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(30)	Includes (a) the shares referred to in footnote (31) below, (b) 66,035 shares held by the Jeffrey W. and Christina R. Bird Trust U/A/D 10/31/00, or the Bird Trust, and (c) 6,643 shares issuable upon exercise of warrants held by the Bird Trust. Jeffrey W. Bird and Christina R. Bird, trustees of the Bird Trust, may be deemed to have voting and investment power with respect to such shares. Dr. and Mrs. Bird disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(31)	Includes (a) 7,000 shares and (b) 1,750 shares issuable upon exercise of warrants. The Bird Trust is the general partner of NestEgg Holdings. Jeffrey W. Bird and Christina R. Bird are the trustees of the Bird Trust and therefore may be deemed to have voting and investment power with respect to such shares. Dr. and Mrs. Bird disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(32)	Includes (a) 1,621 shares and (b) 405 shares issuable upon exercise of warrants. Andrew T. Sheehan and Nicole J. Sheehan, trustees of the Sheehan 2003 Trust, may be deemed to have voting and investment power with respect to such shares. Mr. and Mrs. Sheehan disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(33)	Includes (a) 754 shares and (b) 135 shares issuable upon exercise of warrants. Patrick Andrew Chen and Yu-Ying Chiu Chen, trustees of the Patrick and Ying Chen 2001 Living Trust Dated 3/17/01, may be deemed to have voting and investment power with respect to such shares. Mr. and Mrs. Chen disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(34)	Includes warrants to purchase shares of our common stock issued in connection with our Senior Secured Loan which do not become exercisable until August 2012 and therefore will not become beneficially owned by the respective holders until June 2012.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock previously issued to the selling stockholders and issuable upon exercise of the warrants previously issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions, by using one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, or the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers or agents. The selling stockholders may indemnify any broker-dealer or agent that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay all expenses of the registration of the shares of our common stock pursuant to the securities purchase agreement, estimated to be $120,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a selling stockholder will pay all selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the securities purchase agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the securities purchase agreement, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Horizon Pharma, Inc. (formerly Horizon Therapeutics, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Item 15, Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and current reports, and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov). You may also request a copy of these filings, at no cost, by writing or telephoning us at: 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015, (224) 383-3000.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of the post-effective amendment to which this prospectus relates and before its effectiveness and after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (other than information furnished rather than filed), filed with the SEC on March 23, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 10, 2012;

•

our Current Reports on Form 8-K, filed with the SEC on February 9, 2012, February 17, 2012, February 22, 2012, March 1, 2012, March 8, 2012, March 8, 2012, March 28, 2012, June 11, 2012, June 19, 2012 and July 26, 2012;

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on July 14, 2011, including any amendment or reports filed for the purpose of updating this description; and

•	all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus and before termination of this offering.

You may access our Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K and any amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.horizonpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to us at: 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015, (224) 383-3000.

20,819,468 Shares of Common Stock

Prospectus

            , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by us in connection with this offering are as follows:

Amount
Securities and Exchange Commission registration fee	$9,043
Accountants’ fees and expenses	15,000
Legal fees and expenses	80,000
Miscellaneous	15,957

Total Expenses	$120,000

All expenses are estimated except for the Securities and Exchange Commission fee.

Item 15.	Indemnification of directors and officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Horizon or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

Item 16.	Exhibits.

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 1st day of August, 2012.

HORIZON PHARMA, INC.

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 1, 2012

/s/ Robert J. De Vaere Robert J. De Vaere	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2012

/s/ Jeffrey Bird, M.D., Ph.D.* Jeffrey Bird, M.D., Ph.D.	Director	August 1, 2012

/s/ Jean-François Formela, M.D.* Jean-François Formela, M.D.	Director	August 1, 2012

/s/ Michael Grey* Michael Grey	Director	August 1, 2012

/s/ Jeff Himawan, Ph.D.* Jeff Himawan, Ph.D.	Director	August 1, 2012

/s/ Ronald Pauli* Ronald Pauli	Director	August 1, 2012

/s/ Gino Santini* Gino Santini	Director	August 1, 2012

*	Pursuant to Power of Attorney

By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Document

4.1(2)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

4.3(1)	Form of Common Stock Certificate.

4.4(3)	Form of Warrant issued by Horizon Pharma, Inc. pursuant to the Loan and Security Agreement, dated February 22, 2012, by and among Horizon Pharma USA, Inc., Horizon Pharma, Inc., Cortland Capital Market Services, LLC, as administrative agent, and the Lenders listed therein.

4.5(3)	Form of Warrant issued by Horizon Pharma, Inc. pursuant to the Securities Purchase Agreement, dated February 28, 2012, by and among Horizon Pharma, Inc. and the Purchasers and Warrant Holders listed therein.

5.1(4)	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(4)	Power of Attorney.

(1)	Incorporated by reference to Horizon Pharma, Inc.’s Registration Statement on Form S-1 (File No. 333-168504), as amended, filed with the SEC on August 3, 2010.
(2)	Incorporated by reference to Horizon Pharma, Inc.’s Current Report on Form 8-K filed on August 2, 2011.
(3)	Incorporated by reference to Horizon Pharma, Inc.’s Current Report on Form 8-K filed on March 1, 2012.
(4)	Incorporated by reference to Horizon Pharma, Inc.’s Registration Statement on Form S-1 (File No. 333-180650), as amended, filed with the SEC on April 10, 2012.